UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2025, NextTrip, Inc. (the “Company”) entered into a Line of Credit Agreement (the “Line of Credit”) with Monaco Investment Partners II, LP (the “Lender”) providing the Company with a $3,000,000 revolving line of credit. The Line of Credit allows the Company to request advances thereunder from time to time until May 31, 2027 (the “Maturity Date”). Advances made under the Line of Credit bear simple interest at a rate of 12% per annum, calculated from the date of each respective advance. Accrued interest shall be payable on a monthly basis, no later than the 10th day of the subsequent month. The full outstanding principal balance, together with any accrued and unpaid interest, shall be due and payable in full by the Company on the Maturity Date. The Company may, at its option, prepay any borrowings under the Line of Credit, in whole or in part, at any time prior to the Maturity Date, without penalty.

The Company received an initial advance of $1,045,000 under the Line of Credit, which was used to repay (i) a $400,000 cash advance previously made by Donald P. Monaco Insurance Trust (the “Trust”) to the Company (ii) and all outstanding indebtedness under the terms of those two promissory notes (the “Notes”) entered into by and between NextTrip Holdings, Inc., a wholly owned subsidiary of the Company, and the Trust on April 9, 2025, totaling $645,000.

Donald Monaco, Chairman of the Company’s Board of Directors (“Board”), controls the Lender. Mr. Monaco is also trustee of the Trust. The Line of Credit, including the use of proceeds from the initial advance made thereunder for the repayment of the cash advance and Notes, was approved by the Audit Committee of the Board and the full Board, including the independent members thereof.

The foregoing summary of the Line of Credit does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Line of Credit, a copy of which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Line of Credit is hereby incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 8, 2025, the Company issued a press release announcing execution of the Line of Credit, a copy of which press release is attached to this Report as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Forward-Looking Statements

This Report, including Exhibit 99.1 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report, including Exhibit 99.1 attached hereto, or hereafter, including in other publicly available documents filed with the Commission, reports to the stockholders of the Company and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Line of Credit Agreement, dated May 6, 2025.
99.1	Press Release, dated May 8, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: May 8, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer